Exhibit 99.1

Creatd ($VOCL) is a publicly traded portfolio company that owns and operates cutting-edge tech and media assets.

© 2023 Creatd, Inc.

2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 Dislocation Investment O pp o r t u n i t y Current market and technical factors have led to an artificial decline in the company's public equity, even though its subsidiaries continue to hold substantial value on a competitive basis. © 2023 Creatd, Inc. $ 5 0 M $ 1 00 M $ 2 00 M $ 5 M Listed on Nasdaq Listed on OTC Creatd, Inc. ($VOCL) Market Cap

Creatd, Inc.

Creatd ($VOCL) is a publicly traded holding company that owns and operates a portfolio of tech and media assets.
Primary asset is a cutting-edge social media platform Vocal. Vocal operates in the creator economy space serving creators, their audiences, and the brands that want to access them.

Vocal, Inc.

Vocal is Creatd's flagship technology platform for creators to publish stories, earn money, and grow their audience. Brands partner with Vocal to access the valuable first-party audience data.

Highlights
- 2M Creators
- 200M Audience

Resource Links
- Website
- Presentation

OG Collection, Inc.

The OG Collection, Creatd's Web 3.0 and media library of 20th-century assets, cultivates intellectual property value.

Highlights
- 500K Images, Videos, Sketches, etc.
- IP Rights, Streaming, Video, Audio

Resource Links
- Website
- Presentation

Creatd Studios

Creatd's incubation division is nurturing and developing multiple early-stage ventures.

Highlights
- Orbit Social Investor Platform
- CEOBLOC Activist Community
- Reg CF Agency

© 2023 Creatd, Inc.

Creatd, Inc. is raising capital through a combination of warrants at the publicly traded company ($VOCL) as well equity directly in the individual subsidiaries.

Vocal, Inc.

Creatd Ownership: 100%
Valuation: $35M
Upside Potential: $200M

Vocal, Inc. is raising up to $6M through private investments including Reg CF, Reg A, and Family Offices.

OG Collection, Inc.

Creatd Ownership: 90%
Valuation: $12M
Upside Potential: $30M

OG Collection, Inc. is raising up to $2M through private investments including Reg CF, Reg A, and Family Offices.

Creatd Studios

Creatd Ownership: 85%
Valuation: $2M
Upside Potential: $50M

Creatd's incubation division is nurturing and developing multiple early-stage ventures.

© 2023 Creatd, Inc.

V a l u a t i o n Gross Revenues Valuation Multiple of Gross Revenues 65x $9M $585M 80x $50M $4B 11x $54M $600M 8x $60M $500M 1x $6 - 12M $10M Vocal Inc.'s implied value in its parent company: $6 - 12M Private value implies 10X multiple: $60 - 100M The implied enterprise value of Vocal under its parent company is approximately $10M. Management believes the tangible value to be between $60 - $100M based on the comps shown above. © 2023 Creatd, Inc.

Vocal

Vocal empowers creators and brands with the tools and community they need to amplify their voice, expand their reach, and get rewarded.


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© 2023 Creatd, Inc.

Create Vocal’s best - in - class storytelling tools make it easy for creators of all kinds to produce beautiful, engaging rich - media content. Share Creators share stories on Vocal’s communities to build their audience, get discovered, and connect with like - minded people. Earn Creators can earn money from Reads, Tips, Subscriptions, Challenges, Bonuses, and Branded Content. Vocal's Proposition for Creators © 2023 Creatd, Inc.

Awareness Optimized ad creatives are served from whitelisted creator accounts powered by Vocal's first - party audience data, providing authentic social proof and awareness, resulting in higher CTRs. Consideration Consumers are driven to the creator's story on Vocal that highlights your brand in an authentic way. Stories are optimized to educate and feature trackable CTAs to funnel users to your brand's site. Purchase Consumers convert at 4 - 5x higher rates when reaching your brand's site via creator editorial content, resulting in lower CPAs, increased brand affinity, and better LTV:CAC. Vocal's Proposition for Brands © 2023 Creatd, Inc.

T h e O G C o ll e c t i o n , C r e a t d ' s W e b 3 . 0 a n d m e d i a li b r a r y o f 2 0 t h - c e n t u r y a ss e t s , c u l t i v a t e s I P v a l u e . © 2023 Creatd, Inc.

H i s t o r i c a l M e d i a & I P Media projects exemplify the scope of hidden histories and untold stories captured within the collection. Our production partnerships have spanned film, books, and media collaborations. © 2023 Creatd, Inc.

Future IP Adaptions

Media projects exemplify the scope of hidden histories and untold stories captured within the collection. Our production partnerships have spanned film, books, and media collaborations.

Book-to-film screenplay adaptation of *No One's Pet: The Autobiography of Sheila Kennedy*; ongoing discussions with distribution and streaming platforms.

New book releases in the spirit of the original *No One's Pet*; multi-part series featuring Kennedy's fellow Penthouse Pets and other notable names from the era. Discussions are ongoing with publishing houses and talent.

Studio 96 interactive fine art book infused with cutting-edge augmented reality (AR) technology, bringing our iconic art collection to life.

Pop-up galleries creating the opportunity to showcase the collection to the public while generating retail sales from prints and other predetermined consumer related products.

© 2023 Creatd, Inc.

C r e a t d S t u d i o s n u r t u r e s a n d d ev e l o p s m u l t i p l e e a r l y - s t a g e v e n t u r e s . C r e a t d S tu d i o s © 2023 Creatd, Inc.

Innovation Hub

Creatd Studios, acting with its sister company's resources and data, can act as a catalyst for early-stage ventures, providing them with the nurturing environment and resources they need to flourish and grow.

Orbit

In the era of commission-free trading, anyone can excel as an investor. We're crafting the market's most user-friendly, community-driven financial app for all skill levels.

CEOBLOC

We are an activist bloc of public company CEOs, executives, and shareholders committed to curbing abusive trading practices that harm everyday retail investors.

Vocal B2B

Specializes in innovative alternative financing strategies, moving away from traditional campaign creation. Instead, we emphasize delivering crucial data insights to accurately identify a company's optimal audience for fundraising.

© 2023 Creatd, Inc.

C-Suite / Board of Directors

Jeremy Frommer

Chief Executive Officer, Chairman and Founder

Jeremy Frommer, a Wall Street veteran with 20+ years in senior roles, founded NextGen Trading, which was acquired by Carlin Financial Group for $10M. After Carlin's $100M acquisition by RBC, Frommer served as Managing Director at RBC Capital Markets. He now holds executive positions at Creatd and has a B.A. from the University of Albany.

Justin Maury

Chief Operating Officer, Director and Founder

Justin Maury joined Creatd in 2013 with a decade of experience in the creative industry. As the Chief Operating Officer, he led the product development of the flagship product, Vocal, which continues to grow and evolve under his supervision. In September 2022, he was appointed to the Company's Board of Directors.

Robby Tal

Chief Information Officer

Robby Tal is the Chief Information Officer at Creatd, Inc. With nearly eight years of experience, he has significantly increased the Company's return on advertising spend and lowered customer acquisition costs. Mr. Tal has a B.A. in information technology and informatics from Rutgers University.

Chelsea Pullano

Head of Filings & Compliance

Ms. Pullano has been Creatd's CFO since June 2020, with a history of leadership roles, including the Management Committee member for four years and Head of Corporate Finance. Before her finance roles, she was part of the operations team from 2015-2017. She earned her B.A. from SUNY Geneseo.

Peter Majar

Director

Peter Majar joined Creatd's board in Nov. 2022, bringing over 25 years of investment banking from Credit Suisse First Boston and Piper Sandler, with a focus on technology and financial services. He holds an MBA from Columbia University and a B.S.B.A. from the University of Washington, where he serves on the Foster School of Business Advisory Board.

Erica Wagner

Director

Erica Wagner brings over 25 years of experience as an author, critic, broadcaster, and podcaster. She authored several books and was formerly the Literary Editor of the London Times for 17 years. Wagner is an Honorary PhD holder from the University of East Anglia and a Goldsmiths Distinguished Writers' Centre Fellow.

© 2023 Creatd, Inc.

C o n t a c t i r @ c r e a t d . c o m © 2023 Creatd, Inc.